Contact:	Veronica Garza
Investor Relations
(512) 683-6873

National Instruments Reports Record Q2 Revenue and Operating Income

Strong Gross Margins Drive Operating Leverage and Strategic Investments

Q2 2010 Highlights

•	Record second quarter revenue of $212 million, up 39 percent year-over-year

•	Record second quarter operating income

•	GAAP gross margin of 77.0 percent and non-GAAP gross margin of 77.6 percent

•	Fully diluted GAAP EPS of $0.31 and non-GAAP fully diluted EPS of $0.36, both including a net foreign exchange loss of $0.02 per share

•	Record cash and short-term investments of $316 million as of June 30, 2010

•	Deferred revenue increased by $3.5 million in Q2 to $64.5 million

AUSTIN, Texas – July 27, 2010 – National Instruments (Nasdaq: NATI) reported quarterly revenue for Q2 2010 of $212 million, representing a 39 percent year-over-year increase and an 11 percent sequential increase. For the first half of 2010, the company reported a 30 percent increase in revenue and a 15 percent increase in non-GAAP operating expenses, compared to the first half of 2009. GAAP operating expenses grew by 14 percent in the first half of 2010, compared to the first half of 2009. Growing non-GAAP expenses at half the rate of revenue delivers on the goal expressed by the company at the 2009 NIWeek Investor Conference.

Net income for Q2 2010 was $24.6 million, with GAAP fully diluted earnings per share (EPS) of $0.31. Non-GAAP net income was $28.3 million, with non-GAAP fully diluted EPS of $0.36. Operating income set a record for a second quarter, and operating margins improved significantly over last year. Included in both GAAP and non-GAAP earnings for Q2 is a net loss on foreign exchange of $2.2 million, or $0.02 per share, as a result of the dramatic weakening of European currencies in May and June. The company had not anticipated this loss when giving guidance in April. The company’s non-GAAP results exclude the impact of both stock-based compensation and the amortization of acquisition-related intangibles. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

In Q2, GAAP gross margin increased 3.6 percentage points year-over-year to 77.0 percent. Non-GAAP gross margin increased by 3.4 percentage points year-over-year to 77.6 percent.

“While the economy remains uncertain, our outstanding performance in the first half of the year and our strong Q3 guidance give us confidence that we will be able to deliver record annual revenue and record annual profitability in 2010,” said Dr. James Truchard, co-founder, president, and CEO.“We plan to maintain a disciplined approach to expense management as we increase our investments to drive long-term profitable growth through strategic R&D and sales initiatives.”

National Instruments Reports Record Q2 Revenue of $212 Million
July 27, 2010

NI virtual instrumentation and graphical system design product sales were up 38 percent year-over-year. NI instrument control product sales were up 54 percent year-over-year but remain 17 percent below Q2 2008 levels. Product revenue was $195 million, up 39 percent from Q2 2009, and software maintenance revenue was $17 million, up 37 percent year-over-year. Geographically, revenue in U.S. dollar terms for Q2 2010 compared to Q2 2009 was up 32 percent in the Americas, up 28 percent in Europe and up 66 percent in Asia. In local currency terms, revenue was up 19 percent in Europe and up 52 percent in Asia.

As of June 30, NI had a record $316 million in net cash and short-term investments, up $21 million from March 31, 2010. During Q2 2010, the company paid $10 million in dividends. National Instruments announced that its board of directors declared a dividend of $0.13 per share on its common stock payable on Aug. 30, 2010, to shareholders of record on Aug. 9, 2010.

Outlook

The trends of the global Purchasing Managers Index (PMI) continued to be strong in Q2, averaging 56.7 for the quarter, but it appears likely that the global PMI reached its peak for this cycle in Q2. The profit and investment plans the company laid out at the 2009 NIWeek Investor Conference anticipated this strong recovery by the global PMI followed by the necessary moderation toward its historical mean. The company’s discipline in growing non-GAAP expenses at half the rate of revenue has resulted in a dramatic rebound in profitability with non-GAAP operating margins increasing from 4 percent in the first half of 2009 to 15 percent in the first half of 2010

“At our 2009 NIWeek Investor Conference we set the goal of increasing expenses at 50 percent of revenue growth, until we returned record revenue,” said Alex Davern, CFO. “Given that we are back to record revenue and profitability, we will be presenting a more balanced investment plan at our investor conference next week.  Going forward we will be increasing our strategic investments and plan to increase expenses at a rate closer to that of revenue growth, while continuing to drive towards our long-term operating profit goal.”

NI expects strong Q3 year-over-year revenue growth, with revenue expected to be between $206 million and $220 million. The company expects fully diluted EPS between $0.27 and $0.37, with non-GAAP fully diluted EPS expected to be between $0.32 and $0.42.

National Instruments Reports Record Q2 Revenue of $212 Million
July 27, 2010

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, operating expenses, operating income, net income, provision for taxes and EPS for the three and six month periods ending June 30, 2010 and 2009, on a GAAP and non-GAAP basis. When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results.

Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense or amortization of acquired intangibles that are non-cash charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release also discloses NI earnings before interest, taxes, depreciation and amortization (EBITDA) and EBITDA diluted EPS for the three and six month periods ended June 30, 2010 and 2009. Management also believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release.

Conference Call Information

Interested parties can listen to the Q2 2010 conference call today, July 27, beginning at 4:00 p.m. CDT, at www.ni.com/call. Replay information is available by calling (888) 203-1112, confirmation code # 9955054, from July 27 at 7:00 p.m. CDT through Aug. 3 at midnight CDT.

National Instruments Reports Record Q2 Revenue of $212 Million
July 27, 2010

Forward-Looking Statements

This release contains “forward-looking statements,” including statements related to delivering record annual revenue and record annual profitability in 2010, plan to maintain a disciplined approach to expense management,  driving long-term profitable growth through strategic R&D and sales initiatives focused at new large opportunity areas, likely that the global PMI peaked for this cycle, maintaining tight budget discipline, expenses increasing at a rate closer to revenue growth, continuing to improve the company’s profitability and outlook for Q3 revenue and Q3 GAAP and non-GAAP EPS. These statements are subject to a number of risks and uncertainties, including the risk of further adverse changes or fluctuations in the global economy, disruption of European logistics, component shortages, delays in the release of new products, fluctuations in customer demand for NI products, the company’s ability to continue to control its operating expenses, manufacturing inefficiencies and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs readers to its Form 10-K for the fiscal year ended Dec. 31, 2009, its Form 10-Q for the quarter ended March 31, 2010, and the other documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments

National Instruments (www.ni.com) is transforming the way engineers and scientists design, prototype and deploy systems for measurement, automation and embedded applications. NI empowers customers with off-the-shelf software such as NI LabVIEW and modular cost-effective hardware, and sells to a broad base of more than 30,000 different companies worldwide, with no one customer representing more than 3 percent of revenue and no one industry representing more than 15 percent of revenue. Headquartered in Austin, Texas, NI has more than 5,000 employees and direct operations in more than 40 countries. For the past 11 years, FORTUNE magazine has named NI one of the 100 best companies to work for in America. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, e-mailing nati@ni.com or visiting www.ni.com/nati. (NATI-F)

LabVIEW, National Instruments, NI, ni.com and NIWeek are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

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National Instruments Reports Record Q2 Revenue of $212 Million
July 27, 2010

National Instruments
Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$185,418	$201,465
Short-term investments	130,857	87,196
Accounts receivable, net	111,008	103,957
Inventories, net	95,983	86,515
Prepaid expenses and other current assets	41,928	36,523
Deferred income taxes, net	12,811	16,522
Total current assets	578,005	532,178

Property and equipment, net	150,905	153,265
Goodwill, net	68,569	64,779
Intangible assets, net	53,132	43,390
Other long-term assets	17,559	19,417
Total assets	$868,170	$813,029

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$28,786	$23,502
Accrued compensation	29,145	14,934
Deferred revenue	64,447	57,242
Accrued expenses and other liabilities	14,566	8,560
Other taxes payable	12,910	14,181
Total current liabilities	149,854	118,419

Deferred income taxes	24,700	25,012
Liability for uncertain tax position	12,389	11,062
Other long-term liabilities	5,251	4,116
Total liabilities	$192,194	$158,609

Stockholders' equity:
Preferred stock	-	-
Common stock	782	774
Additional paid-in capital	379,468	336,446
Retained earnings	299,871	303,655
Accumulated other comprehensive income (loss)	(4,145)	13,545
Total stockholders' equity	$675,976	$654,420
Total liabilities and stockholders' equity	$868,170	$813,029

National Instruments Reports Record Q2 Revenue of $212 Million
July 27, 2010

National Instruments
Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2010	2009	2010	2009
Net sales:
Products	$194,830	$139,792	$370,225	$283,242
Software maintenance	16,887	12,371	32,583	26,720
Total net sales	211,717	152,163	402,808	309,962

Cost of sales:
Cost of products	$47,176	$39,202	$89,438	$78,758
Cost of software maintenance	1,463	1,284	2,443	2,611
Total cost of sales	48,639	40,486	91,881	81,369

Gross profit	$163,078	$111,677	$310,927	$228,593

Operating expenses:
Sales and marketing	$79,231	$65,137	$153,672	$133,963
Research and development	36,395	29,447	74,941	64,236
General and administrative	16,969	14,752	32,309	30,532
Total operating expenses	$132,595	$109,336	$260,922	$228,731

Operating income (loss)	$30,483	$2,341	$50,005	$(138)

Other income (expense):
Interest income	$371	$407	$671	$996
Net foreign exchange gain (loss)	(2,203)	1,063	(2,901)	361
Other income, net	462	334	810	497

Income before income taxes	$29,113	$4,145	$48,585	$1,716

Provision for (benefit from) income taxes	4,511	(285)	5,630	(3,072)

Net income	$24,602	$4,430	$42,955	$4,788

Basic earnings per share	$0.32	$0.06	$0.55	$0.06
Diluted earnings per share	$0.31	$0.06	$0.55	$0.06

Weighted average shares outstanding -
basic	77,932	77,556	77,657	77,417
diluted	78,992	77,824	78,752	77,596

Dividends declared per share	$0.13	$0.12	$0.26	$0.24

National Instruments Reports Record Q2 Revenue of $212 Million
July 27, 2010

National Instruments
Consolidated Statements of Cash Flows
(in thousands)
	Six Months Ended
	June 30,
	(Unaudited)
	2010	2009
Cash flow from operating activities:
Net income	$42,955	$4,788
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	18,988	19,023
Stock-based compensation	9,459	10,036
Tax expense (benefit) from deferred income taxes	3,774	(2,610)
Tax expense stock option plans	579	1,379
Changes in operating assets and liabilities:
Accounts receivable	(6,803)	30,155
Inventories	(9,163)	12,089
Prepaid expenses and other assets	(18,740)	(624)
Accounts payable	4,953	(6,498)
Deferred revenue	7,205	2,178
Taxes and other liabilities	18,513	(11,922)
Net cash provided by operating activities	$71,720	$57,994

Cash flow from investing activities:
Capital expenditures	(10,015)	(7,706)
Capitalization of internally developed software	(11,021)	(9,390)
Additions to other intangibles	(1,690)	(2,420)
Acquisition, net of cash received	(2,191)	-
Purchases of short-term and long-term investments	(85,199)	(23,989)
Sales and maturities of short-term and long-term investments	41,538	1,218
Net cash (used by) investing activities	$(68,578)	$(42,287)

Cash flow from financing activities:
Proceeds from issuance of common stock	32,550	11,520
Repurchase of common stock	(30,935)	(14,908)
Dividends paid	(20,225)	(18,617)
Tax (benefit) from stock option plans	(579)	(1,379)
Net cash (used by) financing activities	$(19,189)	$(23,384)

Net change in cash and cash equivalents	(16,047)	(7,677)
Cash and cash equivalents at beginning of period	201,465	229,400
Cash and cash equivalents at end of period	$185,418	$221,723

National Instruments Reports Record Q2 Revenue of $212 Million
July 27, 2010

Detail of GAAP charges related to stock-based compensation and amortization of acquisition intangibles
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2010	2009	2010	2009
Stock-based compensation
Cost of sales	$320	$330	$682	$640
Sales and marketing	1,996	2,231	4,100	4,416
Research and development	1,593	1,683	3,358	3,420
General and administrative	634	761	1,319	1,560
Provision for income taxes	(1,582)	(1,865)	(3,127)	(4,879)
Total	$2,961	$3,140	$6,332	$5,157

Amortization of acquisition intangibles
Cost of sales	$922	$853	$1,644	$1,740
Sales and marketing	100	126	222	252
Research and development	-	-	-	-
General and administrative	-	-	-	-
Provision for income taxes	(327)	(277)	(580)	(557)
Total	$695	$702	$1,286	$1,435

National Instruments Reports Record Q2 Revenue of $212 Million
July 27, 2010

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

Reconciliation of Gross Profit to Non-GAAP Gross Profit
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Gross profit, as reported	$163,078	$111,677	$310,927	$228,593
Stock-based compensation	320	330	682	640
Amortization of acquisition intangibles	922	853	1,644	1,740
Non-GAAP gross profit	$164,320	$112,860	$313,253	$230,973

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Operating expenses, as reported	$132,595	$109,336	$260,922	$228,731
Stock-based compensation	(4,223)	(4,675)	(8,777)	(9,396)
Amortization of acquisition intangibles	(100)	(126)	(222)	(252)
Non-GAAP operating expenses	$128,272	$104,535	$251,923	$219,083

Reconciliation of Operating Income (Loss) to Non-GAAP Operating Income
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Operating income (loss), as reported	$30,483	$2,341	$50,005	$(138)
Stock-based compensation	4,543	5,005	9,459	10,036
Amortization of acquisition intangibles	1,022	979	1,866	1,992
Non-GAAP operating income	$36,048	$8,325	$61,330	$11,890

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Income before income taxes, as reported	$29,113	$4,145	$48,585	$1,716
Stock-based compensation	4,543	5,005	9,459	10,036
Amortization of acquisition intangibles	1,022	979	1,866	1,992
Non-GAAP income before income taxes	$34,678	$10,129	$59,910	$13,744

Reconciliation of Provision for (Benefit From) Income Taxes to Non-GAAP Provision For (Benefit From) Income Taxes
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Provision for(benefit from) income taxes, as reported	$4,511	$(285)	$5,630	$(3,072)
Stock-based compensation	1,582	1,865	3,127	4,879
Amortization of acquisition intangibles	327	277	580	557
Non-GAAP provision for income taxes	$6,420	$1,857	$9,337	$2,364

National Instruments Reports Record Q2 Revenue of $212 Million
July 27, 2010

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Basic EPS and
Diluted EPS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income, as reported	$24,602	$4,430	$42,955	$4,788
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	2,961	3,140	6,332	5,157
Amortization of acquisition intangibles, net of tax effect	695	702	1,286	1,435
Non-GAAP net income	$28,258	$8,272	$50,573	$11,380

Basic EPS, as reported	$0.32	$0.06	$0.55	$0.06
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	$0.03	$0.04	$0.08	$0.07
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01	$0.02	$0.02
Non-GAAP basic EPS	$0.36	$0.11	$0.65	$0.15

Diluted EPS, as reported	$0.31	$0.06	$0.55	$0.06
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$0.04	$0.04	$0.08	$0.07
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01	$0.01	$0.02
Non-GAAP diluted EPS	$0.36	$0.11	$0.64	$0.15

Weighted average shares outstanding -
Basic	77,932	77,556	77,657	77,417
Diluted	78,992	77,824	78,752	77,596

Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income, as reported	$24,602	$4,430	$42,955	$4,788
Adjustments to reconcile net income to EBITDA:
Interest income	(371)	(407)	(671)	(996)
Taxes	4,511	(285)	5,630	(3,072)
Depreciation and amortization	9,546	10,638	18,988	19,023
EBITDA	$38,288	$14,376	$66,902	$19,743

Diluted EPS, as reported	$0.31	$0.06	$0.55	$0.06
Adjustment to reconcile diluted EPS to EBITDA
Interest income	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Taxes	$0.06	$(0.01)	$0.07	$(0.04)
Depreciation and amortization	$0.12	$0.14	$0.24	$0.24
EBITDA diluted EPS	$0.48	$0.18	$0.85	$0.25

Weighted average shares outstanding - Diluted	78,992	77,824	78,752	77,596

National Instruments Reports Record Q2 Revenue of $212 Million
July 27, 2010

National Instruments
Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)

	Three months ended
	September 30, 2010

	Low	High
GAAP Fully Diluted EPS guidance	$0.27	$0.37
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$0.04	$0.04
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01

Non-GAAP diluted EPS guidance	$0.32	$0.42